UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALT5 SIGMA CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALT5 Sigma Corporation
8548 Rozita Lee Avenue, Suite 305
Las Vegas, Nevada 89113

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Las Vegas, Nevada

February 3, 2026

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ALT5 Sigma Corporation, a Nevada corporation (the “Company,” “we,” “our,” or “us”), to be held 11:00 a.m., Pacific Time, on February 27, 2026. The Annual Meeting will be held in a virtual-only format via live webcast, which you can access by visiting www.virtualshareholdermeeting.com/ALTS2025 and entering the 16-digit control number included in your proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying Proxy Statement for more details.

The Annual Meeting is being held for the following purposes:

1.	To elect seven directors to the Company’s Board of Directors;

2.	To ratify the appointment of L J Soldinger Associates, LLC (the “Auditor”), as the Company’s independent registered public accounting firm for fiscal year 2025; and

3.	To transact any other business as may properly come before the Meeting or any adjournments thereof, which proposal we refer to as the “Adjournment Proposal”.

The Board of Directors has fixed the close of business on January 30, 2026 as the “Record Date” for the 2025 Annual Meeting. Only the holders of record of our common stock, Series B Preferred Stock, Series I Convertible Preferred Stock, Series Q Convertible Preferred Stock, and/or Series S Convertible Preferred Stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2025 Annual Meeting and any adjournment thereof. We have also enclosed with this notice (i) our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and (ii) a Proxy Statement.

Your vote is extremely important regardless of the number of shares you own.

Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone, or by completing, signing, and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone, or by returning your proxy card does not deprive you of your right to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Tony Isaac
Tony Isaac, Acting Chief Executive Officer and Corporate Secretary February 3, 2026

We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. Our proxy materials for the Annual Meeting are being mailed to our stockholders on or about February 3, 2026. This Proxy Statement and proxy card will also be available to our stockholders at www.proxyvote.com on that same date.

Whether or not you expect to attend the meeting electronically, please submit a proxy or voting instructions for your shares promptly using the directions in your proxy materials or on your proxy card, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet by visiting www.proxyvote.com and entering the 16-digit control number included in your proxy materials, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote if you attend the meeting electronically. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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ALT5 SIGMA CORPORATION

8548 Rozita Lee Avenue, Suite 305

Las Vegas, Nevada 89113

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 11:00 A.M., PACIFIC TIME, ON FEBRUARY 27, 2026

INTRODUCTION

This Proxy Statement relates to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ALT5 Sigma Corporation (“ALT5”, the “Company”, “our”, “us”, or “we”). The Annual Meeting will be held on Friday, February 27, 2026, at 11:00 a.m., Pacific Time, at our corporate offices located at 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Company’s Board of Directors (our “Board”). The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the Annual Meeting on or about February 3, 2026. References in this Proxy Statement to “2024” or “fiscal 2024” refer to the Company’s fiscal year ended December 28, 2024.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 27, 2026

We anticipate that this Proxy Statement, the Notice of Annual Meeting of Stockholders, and the form of proxy card will be mailed to our stockholders commencing on or about February 3, 2026.

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of this Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement, form of proxy card, and the other Annual Meeting materials are available on the internet at www.proxyvote.com.

Additionally, you can find a copy of this Proxy Statement and form of proxy card on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “All SEC Filings” section of the “Investor Relations” section of our website at https://ir.alt5sigma.com/all-sec-filings. You may also obtain an additional printed copy of this Proxy Statement, free of charge, from us by sending a written request to: Corporate Secretary, ALT5 Sigma Corporation, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, holders of our common stock (“Common Stock”), Series B Preferred Stock (“Series B Preferred Stock”), Series I Convertible Preferred Stock (“Series I Preferred Stock”), Series Q Convertible Preferred Stock (“Series Q Preferred Stock”), and Series S Convertible Preferred Stock (“Series S Preferred Stock”) will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the following:

●	Proposal 1 – To elect Zachary Witkoff, Tony Isaac, Zak Folkman, Nael Hajjar, John Bitar, Dr. Adel ElMessiry, Ph.D., and Tim Stanley, and as directors to serve on the Board for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

●	Proposal 2 – To ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of L J Soldinger Associates, LLC (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2025;

●	Proposal 3 – To transact any other business as may properly come before the Meeting or any adjournments thereof, although there is no other business anticipated to come before the Annual Meeting.

Q:	What are our Board’s recommendations?
A:	The Board recommends a vote:

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Q:	Who is entitled to attend the Annual Meeting?

A:	All holders of Common Stock, Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and/or Series S Preferred Stock as of the Record Date, January 30, 2026, or their duly appointed proxies, may attend the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:	The Company has five outstanding classes or series of voting stock entitled to vote at the Annual Meeting: Common Stock, Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock. Only stockholders of record of outstanding shares of Common Stock, Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and/or Series S Preferred Stock of the Company at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted upon.

Each outstanding share of Series B Preferred Stock Preferred Stock entitles its holder to cast one vote per share on each matter to be voted upon, as set forth in our Certificate of Designation of the Rights, Preferences, and Limitations of the Series B Preferred Stock filed by the Company with the Nevada Secretary of State on May 14, 2024, and, as amended with a filing by the Company with the Nevada Secretary of State on August 11, 2025. Holders of the Series B Preferred Stock vote together with the holders of Series I Preferred Stock, Series Q Preferred Stock, Series S Preferred Stock, and Common Stock and as a single class on all matters described in this Proxy Statement, except as provided by law and except as set forth in the respective Certificates of Designation for the Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock.

Each outstanding share of Series I Preferred Stock Preferred Stock entitles its holder to cast one vote per share on each matter to be voted upon, as set forth in our Certificate of Designation of the Rights, Preferences, and Limitations of the Series I Convertible Preferred Stock filed by the Company with the Nevada Secretary of State on December 6, 2024, and, as amended with a filing by the Company with the Nevada Secretary of State on August 11, 2025. Holders of the Series I Preferred Stock vote together with the holders of Series B Preferred Stock, Series Q Preferred Stock, Series S Preferred Stock, and Common Stock and as a single class on all matters described in this Proxy Statement, except as provided by law and except as set forth in the respective Certificates of Designation for the Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock.

Each outstanding share of Series Q Preferred Stock Preferred Stock entitles its holder to cast one vote per share on each matter to be voted upon, as set forth in our Certificate of Designation of the Rights, Preferences, and Limitations of the Series Q Convertible Preferred Stock filed by the Company with the Nevada Secretary of State on November 8, 2024, and, as amended with a filing by the Company with the Nevada Secretary of State on August 11, 2025. Holders of the Series Q Preferred Stock vote together with the holders of Series B Preferred Stock, Series I Preferred Stock, Series S Preferred Stock, and Common Stock and as a single class on all matters described in this Proxy Statement, except as provided by law and except as set forth in the respective Certificates of Designation for the Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock.

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Each outstanding share of Series S Preferred Stock entitles its holder to cast one vote per share on each matter to be voted upon, as set forth in our Amended and Restated Certificate of Designation of the Rights, Preferences, and Limitations of the Series S Convertible Preferred Stock filed by the Company with the Nevada Secretary of State on January 30, 2023 . Holders of the Series S Preferred Stock vote together with the holders of Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Common Stock and as a single class on all matters described in this Proxy Statement, except as provided by law and except as set forth in the respective Certificates of Designation for the Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock.

The holders of outstanding Common Stock are entitled to an aggregate of 126,339,124 votes, as follows: Series B Preferred Stock are entitled to a total of 34,208 votes, Series I Preferred Stock are entitled to a total of 4,500 votes, Series Q Preferred Stock are entitled to a total of 636,084 votes, and Series S Preferred Stock are entitled to a total of 100,000 votes.

Q:	What constitutes a quorum?

A:	The presence at the Annual Meeting, in person or by proxy, of the holders of one-third (1/3) of the voting power of the Common Stock, Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. You will be considered part of the quorum if you submit a properly executed proxy card, vote your proxy by using the internet voting service, or vote your proxy by using the toll-free telephone number listed on the proxy card, even if you abstain from voting. Shares held in “street name” by brokers that are voted on at least one proposal to come before the Annual Meeting will be counted as present in determining whether there is a quorum.

Q:	How do I vote my shares if they are registered directly in my name?

A:	If you are a stockholder of record, you may (i) vote electronically at the Annual Meeting, (ii) vote by proxy at the Annual Meeting, (iii) submit a proxy to vote your shares in advance of the Annual Meeting through the internet by visiting http://www.proxyvote.com and entering the 16-digit control number included on your proxy card, (iv) submit a proxy over the telephone in advance of the Annual Meeting using the toll-free number below, or (v) submit a proxy to vote your shares in advance of the Annual Meeting by using the proxy card that was provided to you. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote electronically even if you have already voted by proxy.

●	To submit a proxy through the internet, go to http://www.proxyvote.co to complete an electronic proxy card. You will be asked to provide the company number and control number from your proxy card. Your proxy submitted through the internet should be received by 11:59 p.m., Eastern Time on February 26, 2026 in order to ensure that it is counted.

●	To vote electronically at the Annual Meeting, visit www.virtualshareholdermeeting.com/ALTS2025 and enter the 16-digit control number included on your proxy card.

●	To submit a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the proxyholders named therein will vote your shares as you direct.

●	To submit a proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your telephone vote should be received by 11:59 p.m., Eastern Time on February 26, 2026 in order to ensure that it is counted.

If you hold your shares in street name through a broker, bank, or other nominee, you will receive instructions from your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating, and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

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Q:	How do I vote my shares of Common Stock if they are held in the name of my broker (street name)?

A:	If your shares of Common Stock are held by your broker, bank, or other nominee, or its agent (“Broker”) in “street name,” you will receive a voting instruction form from your Broker asking you how your shares should be voted. You should contact your Broker with questions about how to provide or revoke your instructions. Holders of shares of Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock will receive the Proxy Materials directly from the Company.

If you hold your shares in “street name” and do not provide specific voting instructions to your Broker, a “broker non-vote” will result with respect to Proposals Nos. 1, 2, and 3. Therefore, it is very important to respond to your Broker’s request for voting instructions on a timely basis if you want your shares held in “street name” to be represented and voted at the Annual Meeting. Please see below for additional information if you hold your shares in “street name” and desire to attend the Annual Meeting and vote your shares in person.

Q:	Can I change my vote?

A:	If you are a stockholder and do not hold your shares in “street name,” you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. You may change or revoke it by:

●	You may submit a later-dated signed proxy card or re-access the Internet voting site or telephone voting number listed on the proxy card;

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may timely send a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113; or

●	You may attend the Annual Meeting virtually and vote electronically by visiting www.virtualshareholdermeeting.com/ALTS2025 and entering the 16-digit control number included in your proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Simply attending or participating in the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name,” refer to the voting instruction form provided by your Broker for more information about what to do if you submit voting instructions and then change your mind in advance of the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The meeting will be held in a virtual-only format via live webcast on Friday, February 27, 2026, at 11:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/ALTS2025 or such other time and place to which the Annual Meeting may be adjourned or postponed. Information on how to vote electronically at the Annual Meeting is discussed below. You will also be able to listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ALTS2025 and entering the 16-digit control number on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.

Q:	What vote is required to approve each item?

A:	Election of Directors. Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The seven persons receiving the greatest number of votes will be elected as directors. Stockholders may not cumulate votes in the election of directors.

Ratification of Auditors. With respect to ratification of the appointment of our independent registered public accounting firm, the proposal will be approved if the proposal receives the affirmative vote of the majority of the number of shares entitled to vote and represented at the Annual Meeting, present in person or by proxy, in favor of the proposal.

Approval of Adjournment Proposal. The Adjournment Proposal will be approved if the proposal receives the affirmative vote of the majority of the number of shares entitled to vote and represented at the Annual Meeting, present in person or by proxy, in favor of the proposal.

Q:	Are abstentions and broker non-votes counted in the vote totals?

A:	A broker non-vote occurs when shares held by a Broker are not voted with respect to a particular proposal because the Broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your Broker holds your shares in its name and you do not instruct your Broker how to vote, your Broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a Broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm under Proposal No. 2 is a “routine” matter. Your Broker will therefore have discretion to vote on Proposal No. 2. The election of directors under Proposal No. 1 and the approval of the grant of authority to our Board to adjourn the Annual Meeting, if necessary or appropriate, under Proposal No. 3 are “non-routine” items. Your Broker will therefore not have discretion to vote on Proposals Nos. 1 and 3.

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Broker non-votes and abstentions by stockholders from voting (including Brokers holding their clients’ shares of record, who cause abstentions to be recorded) will be counted in determining whether or not a quorum is present. However, as the seven nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of directors.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc. (“Broadridge”), an independent tabulator, will count the vote and act as the inspector of elections.

Q:	Can I dissent or exercise rights of appraisal?

A:	Under Nevada law, none of the holders of our Common Stock, Series B Preferred Stock, Series I Preferred Stock, Series Q Preferred Stock, and Series S Preferred Stock is entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your proxy gives authority to Zachary Witkoff, Chairman of our Board of Directors, and Tony Isaac, Acting Chief Executive Officer, to vote on such matters at their discretion.

Q:	When are stockholder proposals for the 2026 Annual Meeting of stockholders due?

A:	To be considered for inclusion in the Company’s proxy statement for the Company’s Annual Meeting to be held in 2026, stockholder proposals must be received at the Company’s office no later than May 15, 2026, which the Company believes to be a reasonable time before it begins to print and distribute its proxy materials for that meeting. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be submitted in writing and delivered or mailed to the Company’s Secretary, at ALT5 Sigma Corporation, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113.

Q:	Who pays for this proxy solicitation?

A:	The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

Q:	Where can I access this Proxy Statement and the related materials online?

A:	The Proxy Statement and our Annual Report to Stockholders are available at http://www.proxyvote.com.

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ELECTION OF DIRECTORS
(Proposal No. 1)

General

Our property, affairs, and business are managed under the direction of our Board. A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our Board’s seven nominees. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently our directors, who have served continuously since the year indicated. All nominees have indicated a willingness to serve if elected. We know of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies that have been properly executed and returned or properly voted will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by our Board.

Required Vote

Assuming that a quorum is present, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the six director nominees who receive the most votes will be elected.

Our Board recommends voting “FOR” the election of each of the Director nominees as directors,

each of whom shall hold office for a term of one year, expiring at the Annual Meeting in 2026,

and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Nominees for Election to our Board

The names of the nominees are set forth in the table below. Following the table is certain information for at least the last five years regarding each nominee.

Name	Position with Company	Director Since	Age as of January 30, 2026
Zachary Witkoff	Chairman of the Board	2025	32
Tony Isaac	Acting Chief Executive Officer, Director, and President	2015	71
Zak Folkman	Director	2015	40
Nael Hajjar	Director	2018	41
John Bitar	Director	2020	62
Dr. Adel Elmessiry	Director	2026	54
Tim Stanley	Director	2026	59

Zachary Witkoff has been the Chairman of our Board since August 2025. He is a Co-founder and Chief Executive Officer of World Liberty Financial, Inc. (“WLFI”), where he has been instrumental in building the USD1 stablecoin. Mr. Witkoff has served as President of Witkoff Capital, a privately-held, global family office and investment firm headquartered in Miami, since January 2020. Mr. Witkoff graduated magna cum laude from the University of Miami’s Herbert Business School and earned his Bachelor of Business Administration with a focus on finance and economics. We believe that Mr. Witkoff brings to our Board significant business experience, especially with respect to crypto currency and the current direction of the Company.

Tony Isaac has been one of our directors since May 2015, served as our President since May 2015, and served as our Chief Executive Officer from May 2016 until August 2024 and as our acting Chief Executive Officer from November 21, 2025; he also became our Corporate Secretary in 2021. He served as our Interim Chief Executive Officer from February 2016 until May 2016. Mr. Isaac has served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (“Live Ventures”) (Nasdaq:LIVE), a holding company for diversified businesses, since July 2012. He is the Chairman and Co-Founder of Isaac Organization, a privately held investment company. Mr. Isaac has invested in various companies, both private and public from 1980 to present. Mr. Isaac’s specialty is negotiation and problem-solving of complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures since December 2011. Mr. Isaac graduated from Ottawa University in 1981, where he majored in Commerce and Business Administration and Economics. We believe that Mr. Isaac brings to our Board significant investment and financial expertise and public board experience.

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John Bitar has been one of our directors since January 2020. Since 2012, Mr. Bitar has been providing consulting services to companies and clients on business and legal strategies, management, operations, and cost controls. From 2007 to 2012, Mr. Bitar co-founded and was Managing Partner of a worker’s compensation law firm. Mr. Bitar has been an attorney admitted to the California State Bar since 1999. Mr. Bitar graduated from the University of Southern California in 1996 and earned his Juris Doctorate Degree in 1999 from University of the Pacific, McGeorge School of Law. We believe that Mr. Bitar brings to our Board significant business experience and brings operational expertise.

Zak Folkman has been one of our directors since August 2025. Mr. Folkman is a Co-founder of WLFI and has served as a director since its inception in September 2024. From 2019 to the present, Mr. Folkman has served as Managing Director of Axiom Management Group. Mr. Folkman graduated from New York Law School in 2010 and has been involved in the digital asset space since 2016. We believe that Mr. Folkman brings to our Board significant business experience, especially with respect to crypto currency and the current direction of the Company.

Nael Hajjar has been one of our directors since August 2018. Mr. Hajjar is an economist, data analyst, and certified Project Management Professional, with extensive experience in public opinion research, information management, and national accounting. He was previously the Unit Head for the Annual Wholesale Trade Survey in Statistics Canada’s Manufacturing and Wholesale Trade Division. From March 2011 through May 2016, Mr. Hajjar was a Senior Analyst — Economist of Statistics Canada’s Producer Prices Division, where he developed Canada’s first ever Investment Banking Services Price Index while leading the development of a variety of Financial Services Price Index development projects. Mr. Hajjar holds a Bachelor of Social Science, Honors in Economics (2006), and Bachelor of Commerce, Option in Finance (2008), both from the University of Ottawa. We believe that Mr. Hajjar brings to our Board extensive experience in research and analysis of financial statistics, economics, and business practices in a variety of industries, including manufacturing, logging, Wholesale Trade, and financial services.

Dr. Adel Elmessiry has been one of our directors since January of 2026. Since August of 2020, when he co-founded AlphaFin, a financial technology company focused on decentralized and blockchain-powered financial systems, Dr. Elmessiry has served as its President and Chief Technology Officer. From August of 2020 to March of 2021, he also served as its Chief Executive Officer, where, in all of those roles, he helped establish the company’s strategic and technical foundations. Since January 2025, Dr. Elmessiry has also served as Technical Co-Founder of Lussa, a technology venture based in the Nashville area. In addition, since January 2024, he has served as a Board Member of the Nashville Entrepreneur Center, a nonprofit organization supporting startup and entrepreneurial development. Dr. Elmessiry is the Founder of WebDBTech, a technology architecture and development firm, a role he has held continuously since 2000, providing advisory and development services across Web3, enterprise software, and data-driven systems. From June 2016 to October 2020, Dr. Elmessiry served as Chief Technology Officer of Utilize Health, where he led technology strategy, product development, cybersecurity initiatives, and HIPAA-compliant system architecture. His earlier executive experience includes serving as Associate Vice President at HealthTrust Purchasing Group from November 2014 to April 2016, following the acquisition of InVivoLink, where he had served as Chief Technology Officer. Dr. Elmessiry holds a Ph.D. in Computer Science and a Master’s degree in Computer Engineering from North Carolina State University. We believe Dr. Elmessiry’s experience in technology leadership, fintech, blockchain systems, and governance, together with his service on nonprofit and advisory boards, provides him with qualifications to serve as a director.

Tim Stanley has been one of our directors since January 2026. Mr. Stanley brings more than three decades of senior executive leadership, public-company board experience, and strategic oversight across technology, healthcare, gaming, travel, and enterprise software industries. Mr. Stanley is the Founder and Managing Partner of Tekexecs LLC, an advisory and investment firm he founded in 2009. In 2016 he founded Carepoynt, LLC, a healthcare and wellness CRM and rewards platform, where, until 2025, he served as Chairman and Chief Executive Officer. Previously, Mr. Stanley served as Senior Vice President and Chief Experience Officer at Salesforce, Inc. from 2010-2014, where he led enterprise strategy, innovation initiatives, and CXO advisory programs supporting large-scale global customers and materially contributing to significant enterprise revenue growth. Prior to Salesforce, he served as Senior Vice President of Innovation, Gaming, and Technology at Caesars Entertainment, Inc., where he led technology, CRM, and innovation functions and played a key role in the company’s public-company operations and subsequent $30 billion privatization transaction. Earlier in his career, Mr. Stanley was a founding executive at JetBlue Airways Corporation, served in senior roles at Intel Corporation and Kimberly-Clark Corporation, and began his career as an officer in the United States Air Force. Mr. Stanley has extensive public-company board experience, having served on the boards of Support.com, Inc. (NASDAQ:SPRT) from 2016 to 2018 and Multimedia Games Holding Company (NASDAQ: MGAM) from 2009 to 2014, where he was a member of the audit committee and other key committees. He has also served as a director, advisor, or investor to numerous private and venture-backed companies across the technology, healthcare, and fintech sectors. Mr. Stanley holds an MBA in International Business and Management of Technology from the Thunderbird School of Global Management at Arizona State University and a Bachelor of Science in Engineering from the University of Washington. He has completed the Board of Directors College at Stanford University Law School and the Innovation, Entrepreneurship, and Business Development Executive Program at the Stanford University Graduate School of Business and has served as Course Creator, Lecturer, and Speaker for the MBA/Executive Education/Innovation Program at the University of California, Irvine’s Merage School of Business, among other institutions. We believe Mr. Stanley is qualified to serve as a director and as Chair of the Audit Committee due to his extensive public-company board experience, operational leadership at large-scale enterprises, familiarity with financial reporting and internal controls, and background overseeing complex technology-driven organizations.

Director Independence

There are no family relationships among any of the directors or executive officers of the Company. During fiscal 2025, the composition of our Board changed as a result of director departures and appointments, including the passing of Mr. Richard Butler, the appointment of Mr. David Danziger in July 2025, and Mr. Danziger’s resignation in November 2025. Of the current directors, Messrs. Bitar, Hajjar, and Terpin and Dr. Elmessiry are “independent” directors, as defined under the rules of The Nasdaq Stock Market (“Nasdaq”), and have each been determined by our Board to satisfy the applicable Nasdaq independence requirements.

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As a result of the director departures described above and subsequent changes in Board composition, our Board did not consist of a majority of independent directors as required by Nasdaq Listing Rule 5605(b); however, due to the recent appointments of Dr. Elmessiry and Mr. Stanley, the Company has regained compliance with the Nasdaq majority-independence requirement within the applicable cure period.

Board Leadership Structure and Role in Risk Oversight

Zachary Witkoff serves as Chairman of our Board. Mr. Witkoff became Chairman during fiscal 2025 following changes in Board composition. Currently, our Board does not have a Lead Independent Director. Although our Board reserves the right to make changes in the future, it believes that the current structure, as described in this Proxy Statement, is appropriate at this time given the size and experience of our Board, as well as the background and experience of management.

It is management’s responsibility to manage risk and bring to the attention of our Board the most material risks affecting the Company. Our Board, including through committees of our Board comprised solely of independent directors or directors who otherwise satisfy applicable Nasdaq and SEC requirements, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives, and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by our full Board include competition risks, industry risks, economic risks, liquidity risks, and business operations risks. Our Audit Committee reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control, and report such exposures. Our Audit Committee also reviews and approves transactions with related persons. Our Compensation Committee (the “Compensation Committee”) reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by our Compensation Committee for our executive officers.

Actions and Committees of our Board

In fiscal 2025, our Board met 19 times and took action by unanimous written consent 11 times. In fiscal year 2025, our Board had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee met seven times during fiscal 2025. Our Compensation Committee met two during fiscal 2025 and did not take action by unanimous written consent. Our Nominating and Corporate Governance Committee did not hold a formal meeting during fiscal 2025 but did take action by unanimous written consent. Our Board currently has no other standing committees; however, the Board may establish additional committees or reconstitute existing committees as Board composition evolves. During fiscal 2025, the Board established a special committee consisting only of independent directors, which special committee met seven times. During fiscal 2025, the Board also established a one-time finance committee consisting of directors disinterested from a potential transaction, which finance committee met one time. Each person who served as a director during fiscal 2025 attended at least 75% of the meetings of our Board and of the committees on which the director then served. It is our policy that all directors should attend the Annual Meeting of Stockholders. With the exception of the late Mr. Butler, the members of our Board who were in place at the time of our 2024 Annual Meeting of Stockholders attended that Annual Meeting.

Audit Committee

The Audit Committee (the “Audit Committee”) of our Board is comprised entirely of non-employee directors. During fiscal 2025, the members of our Audit Committee included Messrs. Butler (Chair), Bitar, and Hajjar. Following Mr. Butler’s passing and subsequent Board changes, Mr. David Danziger served as Chair of the Audit Committee from July 2025 until his resignation in November 2025. As of the date of this Proxy Statement, the Audit Committee consists of Messrs. Stanley (chair), Bitar, and Hajjar. Each individual who served on the Audit Committee was an “independent” director as defined under Nasdaq rules during his service on that Committee. Our Audit Committee is responsible for selecting and approving our independent auditors, for relations with the independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition. Our Audit Committee operates under a written charter adopted by our Board, which is posted on our website at https://www.alt5sigma.com under the caption “Investors — Governance — Governance Documents.” Our Audit Committee operates under a written charter adopted by our Board, which is posted on our website at https://www.alt5sigma.com under the caption “Investors — Governance — Governance Documents.”

On December 3, 2025, the Company received a notice from Nasdaq, notifying the Company that, as a result of the resignation of certain directors, the Company was not in compliance with the requirements under Nasdaq Listing Rule 5605 (the “Corporate Governance Requirements”), specifically Nasdaq Listing Rule 5605(c), which requires, among other things, that the Company have an Audit Committee that has at least three members, each of whom must (i) be an independent, (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iv) be able to read and understand fundamental financial statements. Additionally, the Corporate Governance Requirements provide that at least one member of the Audit Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In accordance with the Corporate Governance Requirements, the Company is entitled to a cure period to regain compliance, which cure period will expire at the earlier of its next annual meeting of stockholders (February 27, 2026) or November 25, 2026. The Company’s appointment of Tim Stanley as a director and to the Audit Committee in January 2026 resulted in the Company regaining compliance with such Nasdaq requirement.

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Compensation Committee

The Compensation Committee (the “Compensation Committee”) of our Board is comprised entirely of non-employee directors. During fiscal 2025, the members of our Compensation Committee included Messrs. Butler (Chair) and Hajjar. Following Mr. Butler’s passing, the Compensation Committee consisted of Messrs. Hajjar and Bitar and, for a portion of the year, Mr. Danziger. Each such member was an “independent” director as defined under Nasdaq rules. Our Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses. Annual compensation for our executive officers, other than our Chief Executive Officer, is recommended by our Chief Executive Officer and approved by our Compensation Committee. The annual compensation for our Chief Executive Officer is recommended by our Compensation Committee and formally approved by our full Board. Our Compensation Committee may approve grants of equity awards under our stock compensation plans. Our Compensation Committee operates under a written charter adopted by our Board in March 2011, which is posted on our website at https://www.alt5sigma.com under the caption “Investors — Governance — Governance Documents.”

In the performance of its duties, our Compensation Committee may select independent compensation consultants to advise the committee when appropriate. No compensation consultant played a role in the executive officer and director compensation for fiscal 2024 or fiscal 2025. In addition, our Compensation Committee may delegate authority to subcommittees where appropriate. Our Compensation Committee may separately meet with management if deemed necessary and appropriate.

Governance Committee

The Nominating and Corporate Governance Committee (our “Governance Committee”) is comprised entirely of non-employee directors. During fiscal 2025, the members of our Governance Committee included Messrs. Butler and Bitar and, for a portion of the year, Mr. Danziger. Following Mr. Butler’s passing and Mr. Danziger’s resignation, the Governance Committee consists of Messrs. Bitar and Hajjar. The primary purpose of our Governance Committee is to ensure an appropriate and effective role for our Board in our governance. The principal recurring duties and responsibilities of our Governance Committee include (i) making recommendations to our Board regarding the size and composition of our Board, (ii) identifying and recommending to our Board candidates for election as directors, (iii) reviewing our Board’s committee structure, composition, and membership and recommending to our Board candidates for appointment as members of our Board’s standing committees, (iv) reviewing and recommending to our Board corporate governance policies and procedures, (v) reviewing our Code of Business Ethics and Conduct and compliance therewith, and (vi) ensuring that emergency succession planning occurs for the positions of Chief Executive Officer, other key management positions, our Board chairperson and Board members. Our Governance Committee operates under a written charter adopted by our Board, which is posted on our website at https://www.alt5sigma.com under the caption “Investors — Governance — Governance Documents.”

Our Governance Committee will consider director candidates recommended by stockholders. The criteria applied by our Governance Committee in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and, accordingly, our Governance Committee has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to our Secretary.

Our Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders. Our Governance Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. Our Governance Committee does not assign any particular weighting or priority to any of these factors and considers each director candidate in the context of the current needs of our Board as a whole. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by other persons.

Review, Approval, or Ratification of Transactions with Related Persons

Our Audit Committee is responsible for the review and approval of all transactions in which we were or are to be a participant and in which any of our executive officers, directors, or director nominees, or any immediate family member of any such person (“related persons”) have or will have a material interest. In addition, all, if any, transactions with related persons that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by our Audit Committee. The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of our Audit Committee and are evidenced in our corporate records. Each member of our Audit Committee is an “independent” director as defined under Nasdaq rules.

Code of Ethics

Our Audit Committee has adopted a code of ethics applicable to our directors and officers (including our Chief Executive Officer, President, and Chief Financial Officer) and other of our senior executives and employees in accordance with applicable rules and regulations of Nasdaq and the SEC. A copy of the code of ethics may be obtained upon request, without charge, by addressing a request to Corporate Secretary, ALT5 Sigma Corporation, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113. The code of ethics is also posted on our website at https://www.alt5sigma.com under “Investors — Governance — Governance Documents.”

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We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of ethics by posting such information on our website at the address and location specified above and, to the extent required by the listing standards of The Nasdaq Capital Market, by filing a Current Report on Form 8-K with the SEC disclosing such information.

Board Contact Information

If you would like to contact our Board or any committee of our Board, you can send an email to board@alt5sigma.com, or write to ALT5 Sigma Corporation, c/o Corporate Secretary, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113. All communications will be compiled by the Secretary of the Company and submitted to our Board or the applicable committee or director on a periodic basis.

OFFICERS

Set forth below is certain information regarding our current Chief Financial Officer as of January 30, 2026. Our other c-suite officer is Mr. Isaac, whose biographical information is presented under “Nominees for Election to our Board.”

Steven M. Plumb	Mr. Plumb, who is 66 years old, is an experienced Certified Public Accountant. Since 2001, he has served as the owner and president of Clear Financial Solutions, a consulting firm that provides interim Chief Financial Officer services to small public companies. In this capacity he has prepared SEC filings, managed investor relations, raised capital, conducted mergers and acquisitions activities, and developed successful offering memoranda, registration statements, and investor presentations. In that context, Mr. Plumb served as Chief Financial Officer of (i) Driveitaway Holdings, Inc. (OTC:DWAY) (since April 2024), (ii) Prophase Labs, Inc. (NASDAQ:PRPH) (from August 2025 until November 2025), (iii) A Game Beverages, Inc. (from September 2023 to November 2024), (iv) Endexx Corp. (OTC:EDXC) (from August 2022 to June 2024), (v) Gaming Technologies, Inc. (OTC:GMGT) (from October 2020 to July 2023), and (vi) Directview Holdings, Inc. (OTC:DIRV) (from January 2020 to March 2023). Mr. Plumb is a former auditor with PricewaterhouseCoopers and KPMG. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

General

The Audit Committee has selected L J Soldinger Associates, LLC (“Soldinger”) as the Company’s independent registered public accounting firm for our fiscal year ending December 27, 2025, and those interim periods remaining subsequent to the date of the engagement.

What Am I Voting On?

Our Company is submitting its selection of Soldinger for ratification by the stockholders at the Annual Meeting. A representative of the Auditor is expected to be present at the Annual Meeting via teleconference and will be available to respond to appropriate questions.

Our Bylaws do not require that stockholders ratify the selection of our independent registered public accounting firm. However, we are submitting the selection of Soldinger to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Soldinger. Even if the selection is ratified, our Audit Committee at its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our stockholders and us.

Voting Recommendation

FOR ratification of our Audit Committee’s appointment of Soldinger as our independent registered public accounting firm for fiscal 2025.

During our fiscal year ended December 28, 2024 and for the subsequent interim period through December 25, 2025, neither we, nor anyone on our behalf, consulted with Soldinger regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Auditors by us During Most Recent Fiscal Years

The following fees were billed to us by our independent registered public accounting firms, Soldinger and Hudgens CPA, PLLC (“Hudgens”), in 2005, 2024, and 2023. Hudgens was appointed as our auditor on June 26, 2023 and served in such capacity until November 21, 2025. Soldinger was appointed on December 25, 2025. During the interim five-week period, Victor Mokuolu, CPA PLLC, was named as the Company’s independent registered public accounting firm, but performed no services and received no fees.

	December 27,	December 28,	December 30,
	2025	2024	2023
Audit Fees	$99,725	$122,999	$295,508
Audit-Related Fees	—	—	—
Tax Fees	118,062	39,922	—
All Other Fees	27,260	20,500	—
Total	$245,047	$183,491	$295,508

Audit Fees: Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, comfort letters, consents, and other services related to Securities and Exchange Commission matters.

Audit-Related Fees: Audit-related fees primarily include fees for certain audits of subsidiaries not required for purposes of the audit of our consolidated financial statements or for any other statutory or regulatory requirements, and consultations on various other accounting and reporting matters.

Tax Fees: This category consists of professional services rendered by our independent auditors for tax compliance.

All Other Fees consist of fees for services other than the services described above.

Our Audit Committee has considered whether the provision of the services described above was compatible with maintaining the independence of Hudgens and Soldinger.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.

Required Vote

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be necessary to approve the ratification of our Audit Committee’s appointment of the Auditor as disclosed in this Proxy Statement.

Our Board recommends a vote “FOR” ratification of our Audit Committee’s appointment of L J Soldinger Associates, LLC as our independent registered public accounting firm for fiscal 2025.

If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2025 Annual Meeting, each such proxy will be deemed to grant authority to vote “FOR” the ratification of the auditors as disclosed in this Proxy Statement and as described in this “Proposal No. 2 — Ratification of Appointment of independent registered public accounting firm.

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APPROVAL OF ADJOURNMENT PROPOSAL
(Proposal No. 3)

What Am I Voting On?

In this proposal, we are asking you to authorize our Board to adjourn the Annual Meeting to another place, date, or time if our Board believes adjournment is necessary or appropriate. If the stockholders approve the proposal to adjourn the Annual Meeting, we would expect to adjourn the Annual Meeting and use the additional time to solicit additional votes, including the solicitation of votes from stockholders that have previously voted, if necessary to approve Proposals Nos. 1 and 2.

If a quorum does not exist, the holders of a majority of shares present at the Annual Meeting in person or by proxy may adjourn the Annual Meeting to another place, date, or time.

Voting Recommendation

FOR the approval of granting our Board the authority to adjourn the Annual Meeting if our Board deems it necessary or appropriate.

Required Vote

Stockholder approval of this Proposal No. 3 requires a FOR vote from at least a majority of the votes cast. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Our Board recommends a vote “FOR” the approval of the Adjournment Proposal.

If no vote indication is made on the accompanying proxy card or vote instruction form prior to the start of the 2025 Annual Meeting, each such proxy will be deemed to grant authority to vote “FOR” the approval of the Adjournment Proposal as disclosed in this Proxy Statement and as described in this “Proposal No. 3 — Approval of the Adjournment Proposal.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of January 30, 2026 the beneficial ownership of Common Stock by each of the Company’s directors, each of the named executive officers, and all directors and executive officers of the Company as a group, as well as information about beneficial owners of 5.0% or more of the Company’s voting securities.

Information with respect to beneficial ownership is based on a review of our corporate and stock transfer records and on Schedules 13G and 13G/A that have been filed with the SEC by or on behalf of the stockholders listed below. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Percentage of beneficial ownership is calculated based on 126,339,124 shares of Common Stock outstanding on January 30, 2026. We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of Common Stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 30, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except otherwise indicated in the footnotes below, the address of each beneficial owner listed in the table is ALT5 Sigma Corporation, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113.

Name and Address of Beneficial Owners	Common Stock	Percentage of Shares Beneficially Owned		Series B Preferred Stock	Percentage of Shares Beneficially Owned		Series I Preferred Stock	Percentage of Shares Beneficially Owned	Series Q Preferred Stock	Percentage of Shares Beneficially Owned	Series S Preferred Stock	Percentage of Shares Beneficially Owned	Percent of Total Voting Power (1)
Directors and executive officers
Tony Isaac (2)	246,000	*	%	-		%	-	-%	-	-%	-	-%	*	%
Acting Chief Executive Officer, President, Secretary,				-
Steven M. Plumb (3)	-	-%		-		%	-	-%	-	-%	-	-%	-%
Chief Financial Officer				-
Vay Tham	-	-%		-	*	%	-	-%	-	-%	-	-%	-%
Chief Revenue Officer				-
Ron Pitters	-	-%		-		%	-	-%	-	-%	-	-%	-%
Chief Operating Officer and Director				-
John Bitar (4)	12,000	*	%	-		%	-	-%	-	-%	-	-%	*	%
Director				-
Nael Hajjar	10,000	*	%	-		%	-	-%	-	-%	-	-%	*	%
Director (5)				-
Zachary Witkoff (6)	-	*	%	-		%	-	-%	-	-%	-	-%	*	%
Chairman of the Board
Zak Folkman,	-	*	%	-		%	-	-%	-	-%	-	-%	*	%
Director (7)
Dr. Adel Elmessiry	-	-%		-		%	-	-%	-	-%	-	-%	-%
Director				-
Tim Sellers	-	-%		-		%	-	-%	-	-%	-	-%	-%
Director
All directors and executive officers as a group ([8] individuals)	268,000	*	%	-		%	-	-%	-	-%	-	-%	*	%

Other 5% beneficial owners
CRCM LP (8)	8,970,883	7.10%		-		%	-	-%	-	-%	-	-%	7.01%

*	Less than 1.0%

(1)	Includes 774,792 shares of Voting Preferred Stock.

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(2)	Consists of 246,000 shares of Common Stock.

(3)	Does not include any of the RSUs that were granted to Mr. Plumb in connection with his Employment Agreement, as none of them will vest during the 60-day period after January 30, 2026.

(4)	Consists of 12,000 Shares of Common Stock.

(5)	Consists of 10,000 Shares of Common Stock.

(6)	Zachary Witkoff is one of three members of the Board of Managers of WLF Holdco LLC (“Holdco”), the sole member of WLFI, who share voting and dispositive power with respect to securities held of record by WLFI, as nominee. No individual manager has the individual authority to vote or dispose of such securities, and each such manager disclaims beneficial ownership of such securities. Notwithstanding, WLFI is the record owner of 1,000,000 shares of Common Stock and the owner of 99,000,000 pre-funded warrants, each for the purchase of one share of Common Stock, subject to a 4.99% “blocker” of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock underlying the pre-funded warrants. Further, WLFI was granted warrants to purchase up to 20 million shares of our Common Stock at a purchase price of $7.50 for up to 8 million shares, $8.25 for up to 4 million shares, $9.00 for up to 4 million shares, and $9.75 for up to 4 million shares, which warrants are subject to an analogous 4.99% “blocker.”

(7)	Zak Folkman is one of three members of the Board of Managers of Holdco, the sole member of WLFI, who share voting and dispositive power with respect to securities held of record by WLFI, as nominee. No individual manager has the individual authority to vote or dispose of such securities, and each such manager disclaims beneficial ownership of such securities. Notwithstanding, WLFI is the record owner of 1,000,000 shares Common Stock and the owner of 99,000,000 pre-funded warrants, each for the purchase of one share of Common Stock, subject to a 4.99% “blocker” of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock underlying the pre-funded warrants. Further, WLFI was granted warrants to purchase up to 20 million shares of our Common Stock at a purchase price of $7.50 for up to 8 million shares, $8.25 for up to 4 million shares, $9.00 for up to 4 million shares, and $9.75 for up to 4 million shares, which warrants are subject to an analogous 4.99% “blocker.”

(8)	Based solely on the Schedule 13G filed with the SEC on October 27, 2025, reporting beneficial ownership as of October 20, 2025. CRCM LP has shared voting and dispositive power with respect to 8,970,883 shares of Common Stock; CRCM LLC has shared voting and dispositive power with respect to 8,970,883 shares of Common Stock; CRCM Institutional Master Fund (BVI), Ltd. has shared voting and dispositive power with respect to 4,800,000 shares of Common Stock; CRCM B SPV, LP has shared voting and dispositive power with respect to 3,731,947 shares of Common Stock; CRCM Fintech Fund, LP has shared voting and dispositive power with respect to 331,153 shares of Common Stock; and Chun R. Ding has shared voting and dispositive power with respect to 8,970,883 shares of Common Stock. The principal business address of the Reporting Persons is 475 Sansome Street, Suite 730, San Francisco, California 94111.

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EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal years ended December 28, 2024 and December 30, 2023, earned by each person who served as Chief Executive Officer during fiscal 2024, and our other most highly compensated executive officer who held office as of December 28, 2024 (“named executive officers”):

Summary Compensation Table for Fiscal Year Ended December 28, 2024 and December 30, 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)	All Other Compensation ($)	Total ($)
Peter Tassiopoulos (1,2,3)	2024	—	—	928,000		140,000	1,068,000
Chief Executive Officer	2023	—	—	—	—	—	—
Tony Isaac (4)	2024	450,459	250,000	—	—	—	700,459
President and Secretary	2023	617,709	—	200,000	—	—	817,709
Virland A. Johnson	2024	87,692	—	—	—	—	87,692
Chief Financial Officer	2023	224,346	—	125,000	—	—	349,346

(1) On August 28, 2024, as an inducement grant, the Compensation Committee granted Mr. Tassiopoulos 400,000 restricted stock units, which vested immediately. The per-share pricing of the underlying shares of our common stock was $2.32.

(2) In lieu of a salary, Mr. Tassiopoulos was paid a consulting fee for the period beginning on August 28, 2024 and ending on December 28, 2024. Mr. Tassiopoulos was not employed by us in 2023, nor was he a consultant to us in that fiscal year.

(3) In connection with a Separation Agreement and Mutual Release of Claims, Mr. Tassiopoulos ceased being our Chief Executive Officer effective December 15, 2025.

(4) Mr. Isaac became our Acting Chief Executive Officer on November 21, 2025.

Pay vs Performance.

In August 2022, the SEC adopted amendments to its rules to require companies to disclose information reflecting the relationship between executive compensation actually paid by a company and the company’s financial performance. In accordance with the new SEC rules, the table below specifies executive compensation paid to Tony Isaac, the Company’s Principal Executive Officer (“PEO”), and the other NEOs for the Company’s two most recently completed fiscal years, and financial performance measures for the Company’s two most recently completed fiscal years. The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” [column (4)] and “Average Compensation Actually Paid to Non-PEO NEOs” [column (6)], including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for Compensation Actually Paid, are provided in the footnotes to the table. With respect to the measures of performance, the table includes the Company’s cumulative Total Shareholder Return (TSR) and Net Income as noted in the Company’s audited financial statements. Also, below is a description of the relationship between the executive compensation actually paid and the Company’s cumulative TSR and Net Income for the periods noted in the Pay vs Performance Table below.

Year	PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO NEO’s	Average Compensation Actually Paid to Non-PEO NEO’s		Value of Initial $100 Investment Based on Total Stockholder Return		Net Income (in $000’s)
(1)	(2)	(3)	(4)		(5)	(6)		(7)		(8)
2024	Peter Tassiopolis	$1,068,000	$140,000		$394,076	$394,076		$794.46		$(6,245)
2024	Tony Isaac	$700,459	$900,459		$394,076	$394,076		$794.46		$(6,245)
2023	Tony Isaac	$817,709	$617,709	(a)	$349,346	$224,346	(b)	$40.88	(c)	$(7,812)
2022	Tony Isaac	$625,324	$625,324		$250,324	$250,324		$33.50	(d)	$10,992

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Relationship Between Compensation Actually Paid (“CAP”) and Performance Measures

The following charts show graphically the relationships over the past three years of the CAP amounts for the Company’s PEO and Other NEO’s as compared to the Company’s (i) cumulative stockholder return and (ii) net income.

16

Outstanding Equity Awards at December 28, 2024

The following table provides a summary of stock options outstanding for our Named Executive Officers at December 28, 2024:

Name	Number of Securities Underlying Unexercised Options (in shares) exercisable	Number of Securities Underlying Unexercised Options (in shares) unexercisable	Option Exercise Price ($)	Option Expiration Date
Peter Tassiopoulos	—	—	$—	—
Tony Isaac	2,000	—	$9.90	5/18/2025
Virland A. Johnson	—	—	$—	—

Additionally, during the year ended December 28, 2024, the Company granted $928,000 in restricted stock units, or 400,000 in underlying shares of the Company’s common stock, to Mr. Tassiopoulos, which were immediately vested. As of December 28, 2024, Mr. Tassiopoulos’ restricted stock units were outstanding.

Equity Incentive Plans

We use stock options, restricted stock awards, and restricted stock units to attract and retain executives, directors, consultants, and key employees. Stock options are currently outstanding under the 2011 Plan and the 2016 Plan, and restricted stock units are outstanding under the 2023 Plan. Our 2024 Equity Incentive Plan (the “2024 Plan”) was adopted by our Board in November 2024 and approved by the stockholders at the 2024 Annual Meeting of stockholders. Under the 2024 Plan, the maximum aggregate number of shares that may be subject to or delivered under Awards granted under the Plan is two million (2,800,000) shares. Awards may be in the form of a Stock Award, Option, Stock Appreciation Right, Stock Unit, or Other Stock-based Award granted in accordance with the terms of the respective Plan. Our 2023 Equity Incentive Plan (the “2023 Plan”) was adopted by our Board in August 2023 and approved by the stockholders at the 2023 Annual Meeting of stockholders. Under the 2023 Plan, the maximum aggregate number of shares that may be subject to or delivered under Awards granted under the Plan is two million (2,000,000) shares. Awards may be in the form of a Stock Award, Option, Stock Appreciation Right, Stock Unit, or Other Stock-based Award granted in accordance with the terms of the respective Plan. Our 2016 Stock Compensation Plan (the “2016 Plan”) was adopted by our Board in October 2016 and approved by the stockholders at the 2016 Annual Meeting of Stockholders. Under the Plan, we reserved an aggregate of 400,000 shares of our Common Stock for option grants. Our 2011 Stock Compensation Plan (the “2011 Plan”) was adopted by our Board in March 2011 and approved by our stockholders at the 2011 Annual Meeting of Stockholders. The 2011 Plan expired on December 29, 2016, but options granted under the 2011 Plan before it expired will continue to be exercisable in accordance with their terms. As of December 28, 2024, options to purchase an aggregate of up to 108,000 shares of our Common Stock were outstanding, including options to purchase an aggregate of up to 100,000 shares of our Common Stock under the 2016 Plan and options to purchase an aggregate of up to 8,000 shares of our Common Stock under the 2011 Plan. As of December 28, 2024, 1.7 million in restricted stock units, or 1.3 million underlying shares of our Common Stock, were outstanding. The Plans are administered by our Compensation Committee or our full Board, acting as the Committee.

Compensation of Non-Employee Directors

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to the Company, as well as the skill level that we require of members of our Board.

The table below presents cash and non-cash compensation paid to non-employee directors during the 2024 fiscal year.

Non-Management Director Compensation for Fiscal Year Ended December 28, 2024

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Award ($) (1)	All Other Compensation ($)	Total ($)
John Bitar	18,000	—		—	18,000
Richard D. Butler, Jr.	30,000	—		—	30,000
Nael Hajjar	14,400	—		—	14,400
Ron Pitters	—	—	50,000	—	100,000
(1)	Mr. Pitters was to be granted 50,000 restricted stock units, which vest quarterly with vesting to have commenced on December 24, 2024. None of the restricted stock units has been granted or vested as of January 30, 2026. The per-share pricing of the underlying shares of our common stock is $2.00.

17

TRANSACTIONS WITH RELATED PERSONS

Shared Services

Tony Isaac, the Company’s President and acting Chief Executive Officer, is the father of Jon Isaac, President and Chief Executive Officer of Live Ventures and managing member of Isaac Capital Group LLC (“ICG”). Tony Isaac is a member of the Board of Directors of Live Ventures. The Company also shares certain executive, accounting, and legal services with Live Ventures. The total services shared were approximately $144,000 and approximately $203,000 for fiscal years ending December 28, 2024 and December 30, 2023, respectively. In November 2025, Live Ventures relocated its facilities, and the Company concurrently relocated to the new facility pursuant to its existing sublease arrangement with Live Ventures. We pay $25,000 per month (or approximately half of the rent charged to Live Ventures at its new facility). Previously, Connexx had rented approximately 9,900 square feet of office space from Live Ventures at its former Las Vegas, Nevada office. Effective August 2023, due to the winding down of operations of the Recycling Subsidiaries, we ceased leasing that office space. The total rent and common area expenses for Connexx at the Las Vegas, Nevada office were approximately $17,000 and approximately $103,000 for fiscal years ending December 28, 2024 and December 30, 2023, respectively.

During Q4 2023, operations of the Recycling Subsidiaries were wound down and, ultimately, ceased. See Note 4 of the Consolidated Financial Statements included in our Annual Report on our 2024 Form 10-K. Consequently, outstanding liabilities for shared rent and services for the Recycling Subsidiaries reverted to us. As such, we recorded a liability in the amount of approximately $258,000, which was offset against the gain on sale of the Recycling Subsidiaries.

Notes with Live Ventures and ICG

On February 7, 2024, the Company entered into a promissory notes with each of Live Ventures and ICG. The initial principal amount of each note is $300,000, with an interest rate of 10% per annum. Pursuant to an amendment to each note, $100,000 of principal, and accrued interest thereon, is due on September 7, 2024 for each note, and the balance of each note is due on December 31, 2024. At the Company’s option, the obligation under each note is convertible after the six-month anniversary thereof at a per-share conversion price of $0.61, subject to standard adjustments for (i) stock dividends and splits, (ii) subsequent rights offerings, and (iii) pro rata distributions. The Company’s board of directors approved the issuance of the two notes on February 7, 2024. As of December 28, 2024, the principal balances outstanding on each of the promissory notes was $327,000.

Isaac Consulting Agreement

On March 4, 2024, the Company entered into a two-year Consulting Agreement with Jon Isaac, pursuant to which he will provide to the Company (the “Services”): (i) strategic financial advice, including growth strategies, capital allocation, and financial restructuring; (ii) sales and business development advice, including for the acquisition of new clients and new products through networking, referrals, and marketing efforts for our prospective products; (iii) in-depth research and market intelligence on specific industries, sectors, and market trends; (iv) financial models and financial analysis to support strategic decision-making; (v) assistance, through site visits, in the preparation of new client offers and bids for proposed projects; (vi) weekly update calls with management to align on progress of objectives and goals; (vii) enhanced non-confidential materials; (viii) business risk management support; and (ix) other services to which the Company and he may agree that will be memorialized in writing if, when, and as needed during the two-year term.

As compensation for the Services, the Company (i) assigned to him two universal life insurance policies that relate to the life of one of the founders of our now-disposed legacy recycling business (as of March 4, 2024, the first policy had an accumulated value/surrender value of approximately $3,854 and the second had an accumulated value/surrender value of approximately $468); (ii) agreed to tender to him funds in our Canadian counsel’s trust account in the event that the prospective Order of the Court of Appeal for Ontario Canada in the matter styled, Amtim Capital Inc. and Appliance Recycling Centers of America, Case No. COA-23-CV-0156, became the final Order of the Court, which amount we received during the reporting period and tendered to Mr. Isaac $220,000; (iii) issued to him 200,000 restricted shares of our common stock with the per-share value being the average of the Nasdaq Historical NOCP closing price during the five trading days prior to our board approving the Consulting Agreement, which shares were awarded from our 2023 Equity Incentive Plan; and (iv) issued to him a two-year, straight 10.0% convertible promissory note in the initial principal amount of $500,000, with an interest rate of 10.0% and a per-share conversion price equivalent to the per-share value of the restricted common stock that he was granted ($1.16). The maturity date of the promissory note is March 4, 2026. The value of the restricted shares was $232,000 on the date issued. As of December 28, 2024, the principal balance outstanding on the promissory note was -0-.

Short-Term Advances

On April 18, 2024, ICG made a short-term demand advance to the Company in the amount of $100,000. The advance bears interest at a rate of 10% per annum until repaid. As of December 28, 2024, the principal amount outstanding was $48,000.

On May 28, 2024 and June 3, 2024, Novalk made short-term demand advances in the amount of $120,000 and $100,000, respectively, to the Company. Juan Yunis, an employee of Live Ventures, is the managing member of Novalk. The advances bears interest at a rate of 10% per annum until repaid. As of December 28, 2024, the principal amount outstanding was $110,000.

During June 3, 2024, Tony Isaac made a number of short-term demand advances in the aggregate amount of $62,000 to the Company. The advances bears interest at a rate of 10% per annum until repaid. As of December 28, 2024, the Company had repaid the advance in full (see Note 20 of the Consolidated Financial Statements included in our Annual Report on our 2024 Form 10-K).

18

Sale of Recycling Subsidiaries

On March 9, 2023, the Company entered into a Stock Purchase Agreement (the “Recycling Purchase Agreement”) with VM7 Corporation, a Delaware corporation (“VM7”), under which it agreed to acquire all of the outstanding equity interests of the Recycling Subsidiaries consisting of: (a) ARCA Recycling, Inc., (b) ARCA Canada, and (c) Connexx. The principal of VM7 is Virland A. Johnson, our Chief Financial Officer. The sale of all of the outstanding equity interests of the Recycling Subsidiaries to VM7 under the Recycling Purchase Agreement was consummated simultaneously with the execution of the Recycling Agreement. The Company’s Board of Directors unanimously approved the Recycling Purchase Agreement and the Disposition Transaction. The Recycling Purchase Agreement is retroactively effective as of March 1, 2023. During the fourth quarter of fiscal 2023, VM7 determined that, after expending significant amounts of time and resources, it was unable to obtain sufficient equity or debt financing to continue the operations of the Recycling Subsidiaries. Accordingly, the Company was advised that the operations of the Recycling Subsidiaries were wound down and, ultimately, ceased. Because the Company did not receive all of the economic benefits of the Disposition Transaction and understands that it will not receive any future benefits of the Disposition Transaction, the Company determined to fully impair the $5.3 million carrying value of the Disposition Transaction on its balance sheet. The Company also determined not to exercise any of its remedies under the Recycling Purchase Agreement so that the Company could maintain its focus on its clinical-stage biopharmaceutical activities.

WLFI Loan Agreement

On January 29, 2026, we, through our indirect, wholly-owned subsidiary, ALT5 Digital Holdings, Inc. (“ALT5 Digital” or the “Borrower”), entered into a Master Loan and Security Agreement (the “Loan Agreement”) with WLFI. Zachary Witkoff, Chairman of our Board, is the Chief Executive Officer and Co-Founder of WLFI, and Zachary Folkman, a member of our Board, is the Co-Founder of WLFI.

The Loan Agreement provides for collateralized loans in the aggregate principal amount of $15 million. Pursuant to the Loan Agreement, the loan will accrue interest at a rate of 4.50% per annum, payable annually in advance beginning on the applicable closing date. The principal amount and any accrued but unpaid interest under the loan are due on the maturity date, which is 24 months from the closing date of the initial loan under the Loan Agreement. The Loan Agreement is a secured, non-recourse facility to the Borrower or us. As security for the obligations under the loan, we granted WLFI a security interest in, and transferred legal title and custody of, $WLFI tokens owned by the Borrower (the “Collateral”). The loan-to-value ratio is 65% of the pledged Collateral, which, for a $15 million loan, would consist of approximately $23 million in value of free-trading, unrestricted WLFI tokens. There are no origination, management, or prepayment fees, although the Borrower is responsible for WLFI’s expenses. Events of default include, among others, failure to pay interest when due, failure to satisfy margin top-up requirements after a margin call, breaches of covenants or representations that remain uncured after notice and certain insolvency events. Following an event of default, the entirety of the Collateral for the loan will be forfeited to WLFI.

The Loan Agreement includes customary representations, warranties, covenants, risk disclosures relating to digital asset collateral, and other terms and conditions customary for transactions of this type, including provisions regarding public disclosure, successor and assignment rights, modification and waiver, notices, and interpretation. The governing law for the Loan Agreement and related documents (other than UCC matters) is the law of the State of Delaware, and disputes are subject to binding arbitration administered by the International Centre for Dispute Resolution seated in Miami, Florida.

On January 29, 2026, the Borrower drew down the entire $15 million under the Loan Agreement in one tranche and received net proceeds of approximately $14.2 million, after prepaying interest and reimbursing WLFI for its expenses. The intended use of proceeds is to pursue a stock buyback program as approved by our Board, to purchase $WLFI tokens, and for general corporate purposes.

AUDIT COMMITTEE REPORT

(for our 2024 Fiscal Year)

Our Audit Committee operates pursuant to a charter that it reviews annually. Additionally, a brief description of the primary responsibilities of our Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee.” Under our Audit Committee’s charter, management is responsible for the preparation, presentation, and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, our Audit Committee reviewed and discussed the audited financial statements and internal control over our financial reporting with management and with the independent registered public accounting firm. Our Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, our Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC.

March 28, 2025 The Audit Committee

Richard D. Butler, Jr. (Chair)
John Bitar
Nael Hajjar

19

OTHER MATTERS

At the date of this Proxy Statement, our management knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote such proxies received by us in accordance with their judgment on such matters.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and a copy of our amendment on Form 10-K/A have been mailed to you with this Proxy Statement. Except as provided above, the Annual Report, as amended, is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and the amended Form 10-K/A, each as filed with the SEC. Any exhibits listed in the Form 10-K also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices at 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113.

PROXY SOLICITATION AND COSTS

It is expected that the solicitation of proxies for the Annual Meeting will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone, or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the Nasdaq schedule of charges.

The Company will bear the entire cost of this solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that the Company may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, executive officers, and employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company will also post its proxy materials relating to the Annual Meeting to its website under “Investors.”

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov. Information contained on our website, https://www.alt5sigma.com is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

STOCKHOLDERS ARE URGED TO VOTE BY INTERNET OR TELEPHONE OR IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF CORPORATE SECRETARY, ALT5 SIGMA CORPORATION, AT (702) 997-5968 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ Tony Isaac

Tony Isaac

Corporate Secretary
February 3, 2026

20

ALT5 (NASDAQ: ALTS)

ALT5 SIGMA CORPORATION
8548 ROZITA LEE AVENUE
STE. 305
LAS VEGAS, NV 89113

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALTS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83771-P44603

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALT5 SIGMA CORPORATION

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhold**
1a. Zackary Witkoff	☐	☐
1b. Tony Isaac	☐	☐
1c. Zak Folkman	☐	☐
1d. Nael Hajjar	☐	☐
1e. John Bitar	☐	☐
1f. Dr. Adel ElMessiry, Ph.D.	☐	☐
1g. Tim Stanley	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of L J Soldinger Associates, LLC (**"Soldinger"**), as the Company's independent registered public accounting firm for fiscal year 2025; and	☐	☐	☐
3. To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary or appropriate, which proposal we refer to as the **"Adjournment Proposal"**.	☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K and amendment are available at www.proxyvote.com.

V83772-P44603

ALT5 SIGMA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 27, 2026 11:00 AM PST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Zachary Witkoff and Tony Isaac (each or either), as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock and Preferred stock of ALT5 SIGMA CORPORATION that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am PST on Friday, February 27, 2026, virtually, via live Webcast at www.virtualshareholdermeeting.com/ALTS2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side